EXHIBIT NO. 99.(g) 2

As of May 5, 2014

APPENDIX A

TO

CUSTODIAN AGREEMENT

BETWEEN

STATE STREET BANK AND TRUST COMPANY

AND

EACH OF THE INVESTMENT COMPANIES

DATED DECEMBER 18, 2006 (the “Agreement”)

Trust	Fund
Stand-Alone Trusts	Massachusetts Investors Trust

Closed End Funds

MFS Charter Income Trust
MFS Government Market Income Trust
MFS Intermediate Income Trust
MFS Multimarket Income Trust
MFS Municipal Income Trust
MFS Special Value Trust
MFS California Municipal Fund
MFS High Income Municipal Trust
MFS InterMarket Income Trust I
MFS Intermediate High Income Fund
MFS Investment Grade Municipal Trust
MFS High Yield Municipal Trust

MFS Series Trust I

MFS Cash Reserve Fund
MFS Core Equity Fund
MFS Global Leaders Fund
MFS Low Volatility Equity Fund
MFS Low Volatility Global Equity Fund
MFS New Discovery Fund
MFS Research International Fund
MFS Technology Fund
MFS Value Fund

MFS Series Trust IV	MFS Global New Discovery Fund MFS Government Money Market Fund MFS Money Market Fund

MFS Series Trust VII	MFS Equity Income Fund MFS Latin American Equity Fund

MFS Series Trust IX	MFS Inflation-Adjusted Bond Fund

MFS Series Trust X

MFS Aggressive Growth Allocation Fund
MFS Conservative Allocation Fund
MFS Emerging Markets Debt Fund
MFS Emerging Markets Debt Local Currency Fund
MFS Emerging Markets Equity Fund
MFS Growth Allocation Fund
MFS International Diversification Fund
MFS International Growth Fund
MFS International Value Fund
MFS Moderate Allocation Fund

MFS Series Trust XI	MFS Mid Cap Value Fund MFS Blended Research Core Equity Fund

MFS Series Trust XII

MFS Equity Opportunities Fund
MFS Lifetime Retirement Income Fund
MFS Lifetime 2010 Fund
MFS Lifetime 2015 Fund
MFS Lifetime 2020 Fund
MFS Lifetime 2025 Fund
MFS Lifetime 2030 Fund
MFS Lifetime 2035 Fund
MFS Lifetime 2040 Fund
MFS Lifetime 2045 Fund
MFS Lifetime 2050 Fund
MFS Lifetime 2055 Fund

MFS Series Trust XIII	MFS Global Real Estate Fund MFS New Discovery Value Fund

MFS Series Trust XV	MFS Commodity Strategy Fund

MFS Series Trust XVI	MFS Global Multi-Asset Fund

MFS Variable Insurance Trust

MFS Core Equity Series
MFS Global Equity Series
MFS Growth Series
MFS Investors Growth Stock Series
MFS Investors Trust Series
MFS Mid Cap Growth Series
MFS New Discovery Series
MFS Research Series
MFS Research Bond Series
MFS Research International Series
MFS Total Return Series
MFS Utilities Series
MFS Value Series

MFS Variable Insurance Trust II

MFS Blended Research Core Equity Portfolio
MFS Bond Portfolio
MFS Core Equity Portfolio
MFS Emerging Markets Equity Portfolio
MFS Global Governments Portfolio
MFS Global Growth Portfolio
MFS Global Tactical Allocation Portfolio
MFS Government Securities Portfolio
MFS Global Research Portfolio
MFS High Yield Portfolio
MFS International Growth Portfolio
MFS International Value Portfolio
MFS Mass. Investors Growth Stock Portfolio
MFS Money Market Portfolio
MFS New Discovery Portfolio
MFS Research International Portfolio
MFS Strategic Income Portfolio
MFS Technology Portfolio
MFS Utilities Portfolio
MFS Value Portfolio

MFS Variable Insurance Trust III

MFS Blended Research Small Cap Equity Portfolio
MFS Conservative Allocation Portfolio
MFS Global Real Estate Portfolio
MFS Growth Allocation Portfolio
MFS Inflation-Adjusted Bond Portfolio
MFS Limited Maturity Portfolio
MFS Mid Cap Value Portfolio
MFS Moderate Allocation Portfolio
MFS New Discovery Value Portfolio

Stand-Alone Corporation	MFS Commodity Strategy Portfolio*

IN WITNESS WHEREOF, each of the parties has caused this Appendix A to be executed in its name and behalf on the day and year first above written.

Each of the Investment Companies listed on this		MFS Commodity Strategy Portfolio
Appendix A, on Behalf of Each of Their Respective
Portfolios (except MFS Commodity Strategy Portfolio)		By:	SUSAN A. PEREIRA
		Name:	Susan A. Pereira
		Title:	Assistant Secretary

By:	SUSAN S. NEWTON
Name:	Susan S. Newton	Executed in Portsmouth, New Hampshire
Title:	Assistant Secretary

STATE STREET BANK AND TRUST COMPANY

By:	MICHAEL F. ROGERS
Name:	Michael F. Rogers
Title:	Executive Vice President

*MFS Commodity Strategy Portfolio is organized under the laws of the Cayman Islands and is wholly-owned by MFS Commodity Strategy Fund, a series of MFS Series Trust XV. State Street Bank and Trust Company and MFS Commodity Strategy Portfolio  acknowledge and agree that MFS Commodity Strategy Portfolio is not registered as an open-end or a closed-end management company under the Investment Company Act of 1940 (the “1940 Act”), but nevertheless MFS Commodity Strategy Portfolio  has requested, and State Street Bank and Trust Company has agreed, to provide services pursuant to the Agreement as if MFS Commodity Strategy Portfolio were registered under the 1940 Act.  MFS Commodity Strategy Portfolio and State Street Bank and Trust Company further agree that the principal client facing team responsible for approving and finalizing the corporate records and books of account for MFS Commodity Strategy Portfolio will be based in Kansas City, Missouri.